CONVERTIBLE LOAN AGREEMENT

         This Convertible Loan Agreement is entered into as of August 3, 1999 (the "Effective Date"), by and between Merz + Co. GmbH & Co., a company organized under the laws of Germany, with its principal place of business at Eckenheimer Landstrasse 100-104, 60318 Frankfurt a.M., Germany ("Merz"), and Neurobiological Technologies Inc., a Delaware corporation, with its principal place of business at 1387 Marina Way South, Richmond, California, 94804, U.S.A. ("Borrower").


                              W I T N E S S E T H:


         WHEREAS, Merz and Borrower are parties to that certain License and Cooperation Agreement dated April 16, 1998 (the "License Agreement") pursuant to which, among other things, Borrower has granted an exclusive license relating to certain confidential information to Merz in consideration for, among other things, a share of certain future royalties; and


         WHEREAS, Borrower wishes to borrow certain funds from Merz for use solely in connection with the research, development and clinical trials of Memantine for the indication neuropathic pain, in accordance with the License Agreement; and


         WHEREAS, Merz is willing to loan certain funds to Borrower in accordance with the terms and conditions of this Agreement.


         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:


Article 1:  Definitions


         For purposes of this Agreement, the following terms shall have the following meanings:


         1.1 All terms specifically defined in the License Agreement shall have the same meaning as provided in the License Agreement.


         1.2 The "Loan" means all monies loaned by Merz to Borrower, in an amount not to exceed One Million, Five Hundred Thousand United States Dollars (US$1,500,000.00).


         1.3 "Future Royalties" means and includes any license fees, royalties or other consideration which (i) may become payable by Merz to Borrower deriving from the licensing or distribution of Products for the indications of dementia and/or neuropathic pain pursuant to the License Agreement; or (ii) are payable to Borrower by any other person, firm, corporation or other entity in consideration for the sale or licensing of rights in or to any of the other products or technologies of Borrower.

Article 2:  Grant of Loan


         2.1 Subject to the terms and conditions of this Agreement, Merz shall extend the Loan to Borrower in accordance with the following provisions, conditions, limitations and requirements:


                  a. Immediately upon execution of this Agreement, Merz shall disburse the sum of Five Hundred Thousand United States Dollars (US$500,000.00) in immediately available funds to Borrower.


                  b. No earlier than September 30, 1999, Borrower may apply to Merz for the disbursement of an additional Five Hundred Thousand United States Dollars (US$500,000.00). Any application by Borrower for the disbursement of such additional Five Hundred Thousand United States Dollars (US$500,000.00) shall be accompanied by (i) Borrower's progress report with respect to the research, development and clinical trials for Memantine for the indication neuropathic pain; (ii) Borrower's most recent unaudited monthly financial statements; and (iii) Borrower's certificate, signed by an officer of Borrower, confirming that all funds disbursed by Merz to Borrower pursuant to Article 2.1(a) hereof have been used by Borrower solely in accordance with Article 2.3 hereof, and Borrower is otherwise in compliance with its obligations under this Agreement.


                  c. In the event that Merz shall have disbursed the sum of Five Hundred Thousand United States Dollars (US$500,000.00) to Borrower pursuant to
Article 2.1(b) of this Agreement, no earlier than December 15, 1999, Borrower may apply to Merz for the disbursement of an additional Five Hundred Thousand United States Dollars (US$500,000.00). Any application by Borrower for the disbursement of an additional Five Hundred Thousand United States Dollars (US$500,000.00) shall be accompanied by (i) Borrower's progress report with respect to the research, development and clinical trials for Memantine for the indication neuropathic pain; (ii) Borrower's most recent unaudited monthly financial statements; and (iii) Borrower's certificate, signed by an officer of Borrower, confirming that all funds disbursed by Merz to Borrower pursuant to Articles 2.1(a) and 2.1(b) hereof have been used by Borrower solely in accordance with Article 2.3 hereof, and Borrower is otherwise in compliance with its obligations under this Agreement.


                  2.2(a) Any application by Borrower under Article 2.1(a) and/or
Article 2.1(b) hereof for the disbursement of additional funds of the Loan by Merz shall be subject to acceptance or rejection by Merz, at Merz' sole discretion; provided, however, that Merz shall accept an application by Borrower under Article 2.1(b) or Article 2.1(c) hereof, as the case may be, provided that
(i) Borrower is in compliance with all of its obligations under this Agreement; and (ii) Merz is satisfied with the results of Borrower's research, development and clinical trials of Memantine as of the date of such application.


                  2.2(b) Merz shall provide Borrower with written notice of its acceptance or rejection of any application by Borrower under Article 2.1(b) or
Article 2.1(c) hereof within 10 days after the date of such application. In the event that Merz accepts any such application by Borrower, Merz shall disburse the funds covered by that application to Borrower within 5 days after the date of Merz' written notice of acceptance of such application pursuant to this Article 2.2(b).


                  2.2(c) Borrower's obligations to Merz with respect to the Loan shall be evidenced by one or more Promissory Notes substantially in the form of Exhibit A hereto (the "Promissory Notes").


         2.3 Borrower shall use all of the proceeds of the Loan solely to finance Borrower's research, development and clinical trials of Memantine for the indication neuropathic pain, in accordance with Borrower's plan for clinical trials attached hereto as Schedule 2.3, and for no other purpose whatsoever, except as authorized in writing by Merz.


         2.4 Borrower shall repay the outstanding principal amount of the Loan, together with all interest accrued thereon as provided in Article 3 hereof, on or before December 31, 2000, provided, however, that partial repayment of the Loan shall be due beginning on the date on which any Future Royalties become due up to the amount of any such Future Royalties accruing from time to time. Borrower hereby assigns to Merz any Future Royalties in partial repayment of the Loan, subject to the following terms and conditions:


         (a) the Future Royalties assigned by Borrower to Merz hereunder will be those accruing in favor of Borrower under the License for as long as any sums due to Merz hereunder, including all accrued interest, are outstanding;


         (b) the Future Royalties are assigned by Borrower hereunder up to the aggregate amount outstanding under the Loan from time to time, including all accrued interest; and


         (c) this assignment of the Future Royalties shall terminate upon the exercise in full of the conversion rights provided for in
                  Article 4 hereof or upon repayment by the Borrower of the full amount of the Loan and all interest accrued thereon, whichever comes first.


         2.5 Borrower may prepay the Loan, in whole or in part, at any time, without penalty or premium, upon fifteen (15) days prior written notice to Merz, during which period Merz may elect to convert the Loan into Borrower's Common Stock as provided in Article 4 hereof. In the event that Borrower makes any such prepayment hereunder, as well as in the event of the application by Merz of any Future Royalties in payment of the Loan pursuant to Article 2.4 hereof, the amount of such prepayment or application of Future Royalties, as the case may be, shall be applied: (i) first, against all interest accrued as of the date of such prepayment or application of Future Royalties, as determined in accordance with Article 3 hereof; and (ii) second, against the principal amount of the Loan outstanding as of the date of such prepayment or application of Future Royalties.


         2.6 All disbursements of the Loan by Merz to Borrower, and all payments of principal and interest by Borrower to Merz hereunder shall be made solely in United States Dollars.

Article 3:  Interest


         3.1 Simple interest shall accrue on the outstanding principal balance of, and any accrued but unpaid interest on, the Loan at the rate of Eight Percent (8%) per annum. Except in the event of a prepayment by the Borrower in whole or in part of the outstanding principal balance of the Loan, as provided in Article 2.5 hereof, all accrued interest shall be paid in full no later than December 31, 2000.


         3.2 Interest shall be computed hereunder on the basis of a year of three hundred and sixty-five (365) days, and shall be based on the principal amount of the Loan and any accrued but unpaid interest outstanding as of each such day.


         3.3 In the event that the interest payable by Borrower to Merz hereunder, as determined in accordance with Articles 3.1 and 3.2 hereof, exceeds the maximum interest rate permitted under applicable law, Borrower shall not be obligated to pay, and Merz shall not be entitled to collect or receive, any interest in excess of the amount of interest computed on the basis of the maximum rate permitted under applicable law.


Article 4: Conversion Rights


         4.1 Merz Conversion Right. At any time while any sums due under this Agreement are outstanding, Merz may (but is not obligated to) convert the entire outstanding principal balance of the Loan, together with all accrued interest thereon, into shares of Borrower's Common Stock by delivering the Note to Borrower together with a written notice of intent (the "Conversion Notice") to convert the Loan on the date specified in such notice, which date shall be the fifteenth (15th) day after Merz sends Borrower the Conversion Notice.


         4.2 Amounts to be converted. Borrower shall issue to Merz upon Merz' exercise of its conversion rights under Article 4.1 the number of fully paid and nonassessable shares of Common Stock of Borrower, equal to the amount of the outstanding principal balance of the Loan, together with all accrued interest thereon, divided by the Conversion Price, as defined in Article 4.3 hereof, rounded down to the nearest whole share, with the value of any fractional share to be paid to Merz in cash.

         4.3 Conversion Price.

                  The "Conversion Price" of the Loan shall be equal to One United States Dollar and Five Cents ($1.05) per share; provided, however, that, in the event that, at any time prior to Merz' exercise of its conversion rights under this Article 4, Borrower shall issue (i) any additional shares of stock, whether through a secondary offering of such shares, a stock split, stock bonus, stock dividend or otherwise, or (ii) any securities convertible into or exchangeable for shares of stock of Borrower (including warrants, options, or conversion rights), the number of shares of Borrower's Common Stock to be issued to Merz upon the exercise of Merz' conversion rights under this Article 4 shall be increased in accordance with the formula set forth in Exhibit B hereto; provided that no increase of the shares so issuable to Merz shall occur upon the grant to employees, directors or consultants of options to purchase Borrower's stock pursuant to a stock option plan approved by the Board of Directors of the Borrower prior to the Effective Date.


         4.4 Disposition of Shares. Borrower shall take all actions reasonably requested by Merz, in order to permit Merz to sell, transfer or otherwise dispose of the shares of Borrower's Common Stock acquired by Merz pursuant to its exercise of its conversion rights under this Article 4: (i) in accordance with Rule 144 issued under the Securities Act of 1933, as amended; or (ii) pursuant to a registration statement submitted by Borrower to the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         4.5 Legends. The certificate or certificates representing the shares of Common Stock issuable upon conversion of the Loan shall bear the following legends, in addition to any legend required by law:


                  "The shares represented by this certificate have been acquired for investment and not FOR distribution. theSE Shares HAVE NOT BEEN REGISTERED UNDER the securities act of 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN effective registration statement with respect to the shares under such act or unless sold in compliance with such act."



Article 5:  Representations and Warranties of Borrower


         Borrower hereby represents and warrants to Merz that the following statements are true, correct and complete as of the date of this Agreement and as of each date on which Merz disburses any portion of the Loan pursuant to
Article 2.1 hereof.


         5.1 Organization and Corporate Power. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The Borrower is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a materially adverse effect upon the Borrower. The Certificate of Incorporation, as amended to date, certified by the Secretary of State of Delaware, and the Bylaws of the Borrower, as amended to date, which have previously been provided to Merz by Borrower, are true and complete copies thereof as currently in effect.


         5.2 Authorizations. This Agreement, and each and every Promissory Note to be executed by Borrower in connection herewith, has been duly authorized by all necessary corporate action on the part of Borrower, has been duly and validly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting creditors' rights and to general equity principles. The resolutions of Borrower's Board of Directors authorizing the execution and delivery of this Agreement by Borrower, which have previously been provided to Merz by Borrower, are true and complete copies thereof as currently in effect.


         5.3 Capitalization of the Borrower. The authorized capital stock of the Borrower consists of 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 3,000,000 shares are designated as Series A Preferred Stock. As of March 31, 1999, there were 9,291,699 shares of Common Stock and 2,232,000 Shares of Series A Preferred Stock issued and outstanding. Except as provided in the Disclosure Schedule attached hereto as Exhibit C, Borrower has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof or to register any of its currently outstanding or future issuances of securities under the Securities Act of 1933, as amended. To Borrower's knowledge, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of Borrower (whether or not Borrower is a party thereto). All of the outstanding securities of Borrower were issued in compliance with applicable Federal and state securities laws in all material respects.


         5.4 No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation by Borrower of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, credit agreement or other material agreement, document, instrument or obligation to which Borrower is a party or by which any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Borrower, or any of its material assets or properties. No authorization, consent or approval of any governmental authority or any third party is necessary for the consummation by Borrower of the transactions contemplated by this Agreement.


         5.5 Litigation; Compliance with Laws. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Merz in writing if any action, proceeding or governmental investigation, involving Borrower is commenced that may result in damages or costs to Borrower of $50,000.00 or more. Borrower has met, and at all times will meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law. Borrower is in material compliance with all Federal, state and local environmental laws and ordinances with respect to the conduct of its business.

         5.6 Financial Statements. No Material Adverse Change. Borrower has furnished to Merz its audited financial statements for the year ended June 30, 1998 and unaudited financial statements for the quarters ended September 30, 1998, December 31, 1998 and March 31, 1999. All such financial statements fairly present, in all material respects, the financial position of Borrower for the periods then ended, and have been prepared in conformity with generally accepted accounting principles, consistently applied, except, as to the unaudited financial statements, for the omission of notes thereto and normal year-end audit adjustments. There has not been a material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements submitted to Merz.


         5.7 Absence of Undisclosed Liabilities. Except as reflected or reserved against in the most recent financial statements or set forth in the Disclosure Schedule, the Borrower has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could reasonably be expected to have a materially adverse effect on the business, assets, or financial condition of Borrower.


         5.8 Proprietary Information of Third Parties. No third party has claimed, nor to Borrower's knowledge is there any valid basis to claim, that any person employed by or serving as a director or consultant to, Borrower has violated or may be violating any of the terms or conditions of any employment, non-competition or non-disclosure agreement with such third party. To Borrower's knowledge, Borrower's Intellectual Property Rights do not infringe on the intellectual property rights of any third party.


         5.9 Taxes. Borrower has filed (or has received appropriate extensions for) all tax returns, federal, state, county and local, required to be filed by it, and Borrower has paid all taxes shown to be due by such returns, as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation, taxes which Borrower is obligated to withhold from amounts owing to employees, creditors and third parties. To
Borrower's knowledge, there is no tax lien on any of Borrower's assets, properties or business.


         5.10 Loans and Advances; Assumptions and Guaranties of Indebtedness of Other Persons. Borrower does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, advances to employees in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for Borrower. Borrower has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person, other than guaranties by endorsement of negotiable instruments or items of payment for deposit or collection in the ordinary course of business.


         5.11 Disclosure. Neither this Agreement, nor any certificate furnished to Merz by or on behalf of Borrower pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading. Borrower has no knowledge of any fact which has not been disclosed in writing to Merz which may reasonably be expected to materially and adversely affect the business, properties, or operations of Borrower or the ability of Borrower to perform all of the obligations to be performed by Borrower under this Agreement and/or any other agreement between Merz and Borrower to be entered into pursuant to any provision of this Agreement.


Article 6:  Conditions Precedent


         In addition to the provisions of Articles 2.1 and 2.2 hereof, Merz' obligation to make any disbursement of the Loan is subject to satisfaction of each of the following conditions:


         6.1 Borrower shall have delivered to Merz the following documents, all in form and substance satisfactory to Merz:


                  (a) an appropriate Promissory Note, duly executed on behalf of Borrower;


                  (b) a copy of the resolutions of the Board of Directors of Borrower authorizing the actions and transactions contemplated by this Agreement and the execution and delivery of the documents to be executed on behalf of Borrower pursuant to the provisions hereof, including a secretary's certificate as to the authority of the signatories thereof; and


                  (c) a certificate by an officer of Borrower certifying that all of Borrower's representations and warranties, as set forth in Article 5 hereof, shall be true and correct as of the date hereof and as of the date of disbursement of such funds.


Article 7:  Covenants of Borrower


         A.       During the continuance of this Agreement, Borrower shall:


                  (1) Remain qualified to do business and in good standing in each state and other jurisdiction where the failure to be so qualified would have a material adverse effect on Borrower, and maintain in full force and effect all governmental licenses, permits, authorizations, registrations and approvals necessary or appropriate for the conduct of Borrower's business.


                  (2) Maintain all books and records of account, in accordance with generally accepted accounting principles, consistently applied, of all assets, operations and finances of Borrower.


                  (3) Maintain insurance with reputable insurers in covering such risks, and with such coverage limits as are carried by companies engaged in similar businesses and owning similar assets as the Borrower.


                  (4) Comply in all material respects with all applicable laws, regulations and governmental orders, including, but not limited to, the filing of all tax returns and the payment of all taxes, fees, assessments or other governmental charges.

                  (5) Execute and deliver such other documents, and take such other actions, as Merz shall reasonably request from time to time to protect Merz' rights hereunder, or to further the transactions contemplated herein.


         B. During the continuance of this Agreement, Borrower shall not, without the prior written authorization of Merz:


                  (1) Sell, transfer, assign or convey any material assets of Borrower, other than in the ordinary course of Borrower's business, or create, incur, assume or suffer the imposition of any lien, encumbrance, mortgage or security interest on any of Borrower's material assets.


                  (2) Create, incur or assume any indebtedness, other than (i) Borrower's indebtedness to Merz under this Agreement, (ii) such other indebtedness, in the form of trade accounts payable, incurred in the ordinary course of Borrower's business, without the prior written authorization of Merz; provided, that Borrower may incur indebtedness with third party lenders if such lenders, Merz and the Borrower execute a Subordination Agreement, in form acceptable to Merz, pursuant to which Borrower shall not make any payments, directly or indirectly, by set-off, purchase or otherwise, for such indebtedness of whatever kind or nature, whether in cash, property, securities or otherwise with priority over, or prior to, the repayment of the Loan.


                  (3) Declare or make, or agree to declare or make, any dividend or distributions of any assets of any kind whatsoever to any shareholders, or purchase or redeem, or agree to purchase or redeem, any of its stock or other securities.


Article 8:  Events of Default


         Each of the following events shall constitute an "Event of Default" under this Agreement:


         8.1 Borrower fails to repay the entire outstanding principal amount of the Loan hereunder and/or any and all interest accrued thereon when due, in accordance with the provisions of Article 2.4 hereof.


         8.2 Borrower breaches, or commits any default under, any material obligation (including without limitation the covenants set forth in Article 7 hereof) under this Agreement or under the License Agreement.


         8.3 Any representation or warranty by Borrower, as set forth in Article 5 hereof, shall prove to be incorrect so as to have, or be likely to have, a material adverse effect on the Borrower, or its business, properties, operations or financial condition.


         8.4 Borrower shall file a voluntary petition, or shall have filed against it any involuntary petition under any applicable bankruptcy law, be declared insolvent, admit in writing its inability to pay its debts as they become due, makes an assignment for the benefit of creditors, or suffers the appointment of a receiver or trustee over all or substantially all of its assets.

Article 9:  Consequences of Default


         In the event of the occurrence of any Event of Default hereunder, as provided in Article 8 hereof, Merz may give written notice of such Event of Default, and demand that such Event of Default be cured immediately. In the event that Borrower fails to cure such Event of Default within ten (10) days after the date of Merz' written notice thereof, pursuant to this Article 9, Merz may exercise all, or any, of the following rights and remedies:


         9.1 The entire outstanding principal amount of the Loan, together with all interest accrued thereon, shall immediately become due and payable on the expiration of such ten (10) day period, without further notice, presentment, demand or protest by Merz, all of which are hereby irrevocably waived by Borrower, and Borrower shall pay to Merz the full amount of such outstanding principal amount of the Loan, together with all interest accrued thereon, within ten (10) days after the expiration of such ten (10) day period.


         9.2 In addition to, and not in lieu of, the rights and remedies provided for in Article 9.1 hereof, Merz may exercise all other rights and remedies provided under applicable law.


         9.3 The occurrence of an Event of Default shall not impair or invalidate Merz' conversion rights under Article 4 hereof, which Merz, in its sole discretion, may exercise, provided, however, that Merz' exercise of its conversion rights under Article 4 shall not limit or impair Merz' right to seek any other remedies available to Merz under applicable law, including, but not limited to, the right to recover damages from Borrower for any and all harm suffered or incurred by Merz as a result of such Event of Default.


Article 10:  Term


         This Agreement shall enter into effect on the date of execution hereof, and shall remain in full force and effect until the entire principal amount of the Loan, together with all interest accrued thereon, shall have been paid in full by Borrower to Merz, or until Merz exercises its conversion rights under
Article 4 hereof, as the case may be.


Article 11:  General Provisions


         11.1 Assignment: Borrower shall not have the right or the power to assign any of its rights, or delegate the performance of any of its obligations, under this Agreement, without the prior written consent of Merz, which Merz may grant or withhold in its sole discretion. Subject to the provisions of this
Article 11.1, this Agreement shall inure to the benefit of, and be binding upon, the parties' respective successors and assigns.

         11.2 Notices: All notices and other communications hereunder shall be sent: (i) by registered mail, postage prepaid and return receipt requested; (ii) by international air courier; or (iii) by facsimile, with a confirmation copy sent by registered mail or international air courier, addressed as follows:

         To:      Merz                  Merz + Co. GmbH & Co.
                                        Eckenheimer Landstrasse 100-104
                                        60318 Frankfurt a.M.
                                        Germany
                                        Attention: Head of Corporate Development
                                        Facsimile: (011-49-69) 150-3400

         To:      Borrower              Neurobiological Technologies Inc.
                                        1387 Marina Way South
                                        Richmond, CA 94804
                                        U.S.A.
                                        Attention: President
                                        Facsimile: (510) 215-8100

All notices and other communications given in accordance with this Article 11.2 shall be deemed received: (i) if sent by registered mail, five (5) days after the date of mailing; (ii) if sent by international air courier, two (2) days after the time and date of dispatch; and (iii) if sent by facsimile, twenty-four
(24) hours after the time and date of transmission.


         11.3  Governing   Law:  This  Agreement   shall  be  governed  by,  and
interpreted in accordance with, the laws of the State of California, excluding conflicts of laws rules.


         11.4 Dispute Resolution: Any dispute relating to the validity, performance, interpretation or construction of this Agreement that cannot be amicably resolved between the parties shall be submitted to the exclusive jurisdiction of the courts, including the United States District Courts, in Contra Costa County, California. Each party hereto irrevocably consents to the personal jurisdiction of the courts in Contra Costa County, California for the resolution of all disputes hereunder.


         11.5 Attorneys' Fees: In the event that Merz initiates any legal action to collect any monies owed to Merz by Borrower hereunder, or otherwise to enforce any of Merz' rights hereunder, provided that Merz is the prevailing party in such legal action, Borrower shall reimburse Merz for all costs and expenses incurred by Merz in connection with such legal action, including, but not limited to, Merz' reasonable attorneys' fees.


         11.6 Waivers: Any failure by Merz to enforce, or any delay by Merz in enforcing, any of its rights under this Agreement shall not be deemed to constitute a waiver by Merz of its right thereafter to enforce each and every provision of this Agreement in accordance with its terms.


         11.7 Headings: The headings in this Agreement are for convenience only, and shall not affect the interpretation or construction of this Agreement.


         11.8 Counterparts: This Agreement may be executed in more than one counterpart, each of which when so executed shall be deemed an original, but all which together shall constitute a single instrument.

         11.9 Entire Agreement and Amendments: This Agreement, together with the Exhibits attached hereto and other agreements incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings and other communications between the parties with respect to such subject matter. No modification or amendment to this Agreement shall be binding upon the parties unless in writing and executed by the duly authorized representatives of each of the parties.


         [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this 3th day of August, 1999.





Merz + Co. GmbH & Co.                          Neurobiological Technologies Inc.




/s/ Peter Mauritz                               /s/ Paul E. Freiman
---------------------------------               --------------------------------
Name:    Peter Mauritz                          Name:   Paul E. Freiman
Title:   Vice President Finance                 Title:  President & CEO



/s/ Friedhelm Klingenburg
---------------------------------
Name:    Friedhelm Klingenburg
Title:   Executive Director




               [Signature page of the Convertible Loan Agreement]

                                    EXHIBIT A

                                 PROMISSORY NOTE


$500,000.00


8.0%                                         Richmond, California, July 26, 1999


FOR VALUE RECEIVED, Neurobiological Technologies Inc., a Delaware corporation ("Borrower") promises to pay to the order of Merz + Co. GmbH & Co., a company organized under the laws of Germany ("Lender"), at the Lender's office at Eckenheimer Landstrasse 100-104, 60318 Frankfurt a.M., Germany, in lawful money of the United States of America and in immediately available funds, at the Maturity Date (as defined below) the principal sum of Five Hundred Thousand & 00/100 Dollars (US$500,000.00) together with interest on the unpaid principal balance from the Issue Date.


         Simple interest shall accrue on the outstanding principal balance of, and any accrued but unpaid interest on, this Note at the rate of Eight Percent (8%) per annum. The entire principal balance and any and all other sums payable hereunder, including all accrued interest hereunder, shall be due and payable on December 31, 2000.


         Borrower may prepay the Loan, in whole but not in part, at any time, without penalty or premium, upon fifteen (15) days prior written notice to Merz.


         This Promissory Note is one of the Promissory Notes referred to in that certain Convertible Loan Agreement between Borrower and Lender of even date herewith (together with all related schedules, as the same may be amended, modified or supplemented from time to time, the "Agreement") and is secured thereby. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.


         Upon the occurrence of any Event of Default under the Agreement, at Merz' option, all of Borrower's obligations to Merz hereunder shall become immediately due and payable, without notice, demand, presentment, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower.


         If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.


                  ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA IN CONTRA COSTA COUNTY, OR THE MUNICIPAL COURT OF THE STATE OF CALIFORNIA, CONTRA

COSTA COUNTY , OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, IN ANY LITIGATION ARISING OUT OF THIS NOTE.


BORROWER:

Neurobiological Technologies, Inc.



By: __________________________________
Name: ________________________________
Title: _______________________________


Attest:


________________________
_____________, Secretary

                                   EXHIBIT B


                               Conversion Formula

             N Merz Shares
            _______________________________   X N NewStock X (MktPrice - NewStockPrice)
             N Outst Shares + N Merz Shares
      Q=    ____________________________________________________________________
                                     1.05


Q                 =        Additional number of shares to be issued to Merz upon
                           conversion of the Loan


N. Merz Shares    =        Number of shares  Merz is  entitled  to convert  into
                           prior to adjustment

N. Outst Shares   =        Number of  outstanding  shares at the time new shares
                           are issued or warrants or conversion rights are granted

N NewStock        =        Number of new equity securities issued (i.e.,  stock,
                           warrants, conversion rights or options, excluding options granted pursuant to stock option plans as provided in Section 4.3)

MktPrice          =        Current market price of Borrower's  stock  calculated
                           as  arithmetic   average  price  of  the  previous  5
                           business days

NewStockPrice     =        New  stock/new  options/new  conversion  price agreed
                           between NTI and a third party


Adjustment in case of Stock Split. Should the Borrower effectuate a split or subdivision of the outstanding shares of Common Stock or for the determination of holders of Common Stock entitled to receive a distribution of additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock for no consideration, then, as of the date of such distribution, split or subdivision, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Loan shall be increased in proportion to such increase of outstanding shares.

                                    EXHIBIT C


                               DISCLOSURE SCHEDULE


1.       Section 5.3: Capitalization

Outstanding Options:

o 2,000,000 shares are reserved for issuance under the Company's stock option plan;

o 100,000 shares are reserved for issuance under the Company's stock purchase plan.

Outstanding Warrants:

o    892,800 warrants at $1.00 per share expiring in April 2004;

o    1,010,410 warrants at $0.75 per share expiring in September 1999;

o    1,010,410 warrants at $1.50 per share expiring in March 2001;

o 100,000 warrants at $1.25 per share and 25,000 at $3.00 per share expiring in April 2001;

o    220,000 warrants at $3.90 per share expiring in February 2001; and

o    37,286 warrants at $5.60 per share expiring no later than June 2001.

Total Warrants: 3,295,906



2.       Section 5.3:  Undisclosed Liabilities

None.

                     [Signature page of the Promissory Note]